E-189
Exhibit No. 12
IBF VI - Guaranteed Income Corporation
Form SB-2, Amend. No. 2
File No. 333-71091


INDEPENDENT ACCOUNTANT'S CONSENT

We hereby consent to the use of our report dated November 12, 1999 and the reference to us under Experts to be included in the Registration Statement on Form SB-2 of IBF VI - Participating
Income Corporation on or about January 12, 2000.



Radin, Glass & Co., LLP
Certified Public Accountants
January 12, 2000

-E-189-
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